UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2009

AMERICAN BIO MEDICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY                                         12106
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s telephone number, including area code:  518-758-8158

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 21, 2009,the Board of Directors of American Bio Medica Corporation (the “Company”) appointed current independent board member Jean Neff to its Audit & Nominating Committees. As a result of these appointments, both the Company’s Audit and Nominating Committees are comprised of three (3) members, all of which are independent (as independence is defined in Rule 5605(a)(2) of the NASD listing standards as applicable and as may be modified or supplemented). Neff’s appointment to the Audit & Nominating Committees was to fill vacancies created on the Committees when Dr. Anthony Costantino resigned from the Company’s Board of Directors on April 14, 2009.

In addition, rather than fill the vacancy left by Dr. Costantino’s resignation, the number of directors that serve on the Company’s Board of Directors was reduced from seven (7) to six (6) by resolution of the Board of Directors adopted April 21, 2009. The Company’s Board of Directors continues to be comprised of a majority of independent members, with four (4) members meeting NASD’s independence requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: April 22, 2009	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Vice President & Chief Compliance Officer
Corporate Secretary